1 Array Technologies 4Q 2021 Earnings Call April 5, 2022

2 Disclaimer Forward-Looking Statements and Other Information This presentation contains forward-looking statements, as the term is used within federal securities laws. All statements other than those of historical fact which appear in this presentation, including (without limitation) statements regarding our future results, financial positions, operations, business strategies, plans, objectives, expectations, intentions, and predictions, are forward-looking statements. Additional indicators that a statement is forward-looking may include the use of descriptors or qualifiers, such as: “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Important factors that could cause actual results to differ materially from our expectations include: (i) if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer; (ii) the viability and demand for solar energy are impacted by many factors outside of our control, which makes it difficult to predict our future prospects; (iii) a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flow; (iv) a drop in the price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects; (v) defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products; (vi) an increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for customers to finance the cost of a solar energy system and could reduce the demand for our products; (vii) existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; (viii) the interruption of the flow of materials from international vendors could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; (ix) changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows; (x) the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and solar energy specifically could reduce demand for solar energy systems and harm our business; (xi) if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights, our business and results of operations could be materially harmed; (xii) we may need to defend ourselves against third-party claims that we are infringing, misappropriating or otherwise violating others’ intellectual property rights, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the technology to which such rights relate; (xiii) significant changes in the cost of raw materials could adversely affect our financial performance; (xiv) we are dependent on transportation and logistics providers to deliver our products in a cost efficient manner, and disruptions to transportation and logistics, including increases in shipping costs, could adversely impact our financial condition and results of operations; (xv) the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers; (xv) we face risks related to actual or threatened health epidemics, such as the COVID-19 pandemic, and other outbreaks, which could significantly disrupt our manufacturing and operations; (xvii) provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control; (xviii) our integration of STI Norland; (xix) the ongoing conflict in Ukraine; and (xx) on March 25, 2022, the Department of Commerce initiated a circumvention inquiry on the anti-dumping duty and countervailing duty orders related to crystalline silicone photovoltaic cells, which inquiry presents risks and uncertainty that are difficult to predict and accordingly the ranges provided assume no material negative impact resulting from such inquiry; if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flows. These forward-looking statements are only predictions. They relate to future events, performance, and variables, and involve risks and uncertainties both known and unknown. It is possible that levels of activity, performance or achievements will materially differ from what is implied by the forward-looking statements contained within this presentation and associated materials and explication. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward- looking statements as guarantees of future events, or implications of certainty. The forward-looking statements in this presentation represent our expectations as of the date the presentation was created. We anticipate that subsequent events and developments will cause our expectations to change. We undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Non-GAAP Financial Information This presentation includes unaudited financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted Net Income. We define Adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) other (income) expense, (iii) income tax expense (benefit), (iv) depreciation expense, (v) amortization of intangibles, (vi) equity based compensation, (vii) remeasurement of the fair value of contingent consideration, (viii) ERP implementation costs, (ix) certain legal expense, and (x) other costs. We define Adjusted Net Income as net income (loss) plus (i) amortization of intangibles, (ii) amortization of debt discount and issuance costs (iii) equity based compensation, (iv) remeasurement of the fair value of contingent consideration, (v) ERP implementation costs, (vi) certain legal expense, (vii) other costs, and (viii) income tax (expense) benefit of adjustments. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

3 4Q 2021 Earnings Call – Agenda Topic Presenter 1 Business Update Jim Fusaro, Chief Executive Officer 2 Results and Outlook Nipul Patel, Chief Financial Officer 3 ESG Update Erica Brinker, Chief Commercial Officer and Head of ESG 4 CEO Appointment Brad Forth, Chairman

4 Business Update Jim Fusaro

5 Adapting to a Challenging Business Environment Commodity and Logistics Costs Rose Quickly & Significantly • Legacy, lower priced contracts make up a minority of our orderbook • Reduced exposure to margin fluctuations while improving customer experience through LOI process • Identified key needs of our customers going forward – Price stability and product availability • Developed the “LOI” process to provide fixed tracker pricing against fixed costs Situation Array’s Response Where We Enter 2022 Global Supply Chains and Logistics Availability Tightened • Added 25% in global capacity over the last 12 months • Minimal increases to customer lead times • Increased our supply base by 40% at the end of Q1 2022 when compared to the same period last year, further diversifying both domestically and globally • Entered into several MSA agreements with suppliers on key components to ensure favorable pricing and part availability U.S. Regulatory Environment Provided Uncertainty Around Module Availability • No project cancellations, but delays continue • Able to quickly pivot to changes in customer module selections, which gives us a competitive advantage • Actively participating in trade group outreach and lobbying efforts to better inform Washington D.C. on impacts • Diversified our portfolio with the acquisition of STI, who have little exposure to U.S. module uncertainty

Customer Demand Remains a Highlight

ARRAY TECHNOLOGIES

Orderbook *(Executed Contracts, Awarded Orders)*



M$
Orderbook up 103% organically & 163% inclusive of STI
$705
$777
$882
$1,421
$416
$1,005
$1,857
$426
$1,431
Q4-2020
Q1-2021
Q2-2021
Q3-2021
Q4-2021
STI Norland
Legacy Array

Key Takeaways

- Overall Utility-Scale solar momentum continues to point to long-term growth despite current headwinds
- 20% increase in organic orderbook due to expected pricing increases year over year; majority represents increased volume
- Our orderbook is more geographically diverse then it ever has been – approximately a quarter of our orderbook is from outside of the United States

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7 Key TakeawaysComparison of Orderbook Conversion Uncertainty of Project Timing Remains $654 $853 12.31.20 Orderbook, scheduled to deliver in 2021 2021 Revenue $1,750 $1,600 12.31.21 Orderbook, scheduled to deliver in 2022 2022 Revenue at Mid- Point 130% conversion 91% conversion ► Array can cover 109% of the mid-point of our guidance with its December 31, 2021 orderbook ► Further opportunity to book and ship within the year ► However, macro headwinds causing uncertainty around the timing of projects as pushouts continue ► Have assessed the project timing risk and factored in delayed project starts to our guidance range M$

8 Financial Update Nipul Patel

9 4Q 2021 Financial Results Three Months Ended December 31, ($ in millions, except EPS Data) 2021 2020 Y/Y Revenue $219.9 $180.6 +$39.3 Gross margin 4.7% 19.6% (14.9%) Net income (loss) to Common Shareholders ($32.1) ($9.8) ($22.3) Diluted EPS ($0.25) ($0.08) ($0.17) Adjusted EBITDA(1) $0.5 $20.0 ($19.5) Adjusted net income(1) ($7.8) $10.6 ($18.4) Adjusted EPS(1) ($0.06) $0.08 ($0.14) Free Cash Flow(2) ($98.5) $103.6 ($202.1) ► Revenue up 22% despite ~$40 million in 4Q 2020 ITC orders driven by continued strong demand for our product, which was partially offset by project delays ► Gross margin down from 19.6% to 4.7% due to a high concentration of lower priced, legacy contracts ► Adjusted EBITDA decreased to $0.5 million due to lower gross margins and higher SG&A from public company costs and higher payroll related costs as a result of an increase in headcount ► Use of cash driven primarily a larger net loss coupled with a large decrease in deferred revenue due to the ITC payments in 4Q 2020 with no comparable payments in 2021 and an increase in accounts receivable (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2) Free Cash Flow calculated as cash from (used in) operating activities less CAPEX 4Q Snapshot Y/Y Comparison

10 2021 Yearly Financial Changes Twelve Months Ended December 31, ($ in millions, except EPS Data) 2021 2020 Y/Y Revenue $853.3 $872.7 (2%) Gross margin 9.7% 23.2% (13.5%) Net income (loss) to Common Shareholders ($66.1) $59.1 ($125.2) Diluted EPS ($0.51) $0.49 ($1.00) Adjusted EBITDA(2) $43.2 $160.5 ($117.3) Adjusted net income(2) $8.7 $112.4 ($103.7) Adjusted EPS(2) $0.07 $0.93 ($0.86) Free Cash Flow(3) ($266.5) ($123.5) ($143.0) ► Revenue down 2% driven by project delays stemming from lead-time increases and project push-outs ► Gross margin down from 23.2% to 9.7% due the rising commodity and logistics costs that were not offset by increased pricing to our customers under our pre-inflation business process ► Adjusted EBITDA decreased to $43.2 million due to lower gross margins and higher SG&A from public company costs and higher payroll related costs as a result of an increase in headcount ► Use of cash driven primarily a larger net loss coupled with increases in inventory and accounts receivable as well as a reduction in deferred revenue (1) Reflects restated results for Q1 2021, Q2, 2021, and Q3 2021 (2) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (3) Free Cash Flow calculated as cash from (used in) operating activities less CAPEX 2021 Snapshot(1) Y/Y Comparison

Margin Recovery for Legacy Array Remains a Key Focus

ARRAY TECHNOLOGIES

Gross Margin (%) – Legacy Array Only[1]


18.6%
10.4%
3.1%
4.7%
Mid Teens(2)
High Teens to Low Twenties(2)
Q1-2021
Q2-2021
Q3-2021
Q4-2021
1H-2022
2H-2022

Key Takeaways

- Q4-2021 Gross Margin were negatively impacted by supply plan changes to meet customer delivery schedules (~200 bps) & Project timing (~50 bps)
- Sequential margin improvement expected in Q1-2022 but several large, lower margin projects will moderate progress to the mid to high single digit range for the quarter
- Despite continued macro headwinds we still expect to be in the ranges previously provided for 2022

(1) Reflects restated results for Q1 2021, Q2, 2021, and Q3 2021
(2) Based on analysis performed on executed contracts, awarded orders and high probability pipeline at December 31, 2021

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FY2022 Guidance

ARRAY TECHNOLOGIES

Guidance

For the full year ending December 31, 2022, the Company expects:

Revenue	$1.45 billion to $1.75 billion *Implied growth of 70% - 105% and 30% - 50% Organically*
Adjusted EBITDA(1)	$170 million to $210 million *Implied EBITDA Margin improvement of 700bps*
Adjusted net income per common share(1)	$0.55 to $0.74 *Implied growth of $0.48 to $0.67*

Planning Assumptions

- No material impact from AD/CVD inquiry
- Adjusted SG&A between $25 million to $30 million per quarter
- Effective Tax Rate: 26%
- Fx Rates: Euro to USD 1.13 | Euro to BRL 6.2
- Diluted Shares Outstanding at December 31, 2022: 151 million

Company Specifics

	Legacy Array	STI Norland
Revenue	$1.1 billion to $1.3 billion	$350 million to $450 million
Gross Margin	Mid to High Teens	Low Twenties

(1) A reconciliation of projected adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments"). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2020 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

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13 ESG Update Erica Brinker

14 Inaugural ESG Report In January 2022, we published our inaugural ESG report. The report is aligned with the GRI and SASB frameworks and includes details on our current ESG strategy and performance, including FY2020 data. We will be publishing our next report in Q2, 2022 with data for FY2021. Report Highlights 3,913.3 MW Clean Power Generated from Array Customers 30,051 Pounds Aluminum Waste Recycled 65% of Array Employees Identify as Racially/Ethnically Diverse 1.47 Total Recordable Incident Rate (TRIR) and 0 Fatalities

15 2022 ESG Priorities As part of our commitment to ESG governance and strategy, we are embarking on a number of strategic projects in 2022 to enhance our performance on ESG. Conducting our inaugural ESG materiality assessment to determine the ESG topics most important to our business and to our stakeholders. Formalizing an internal ESG steering committee to enhance coordination and governance across our material ESG topics. Engaging our steering committee to set forward looking ESG strategy with our first set of ESG goals. Enhancing our ESG data and disclosures across our material ESG topics to improve ESG communications and key third-party ratings.

16 CEO Appointment Brad Forth

17 Kevin Hostetler Named Array CEO ►Will become Chief Executive Officer and join Array’s Board of Directors effective April 18, 2022 ►Most recently was CEO at Rotork, a FTSE 250 Company, where he led the company’s Growth Acceleration Program, which drove improved margins, capital efficiency and commercial excellence ► Previously served as CEO of FDH Velocitel and held leadership positions at IDEX Corporation and Ingersoll Rand in addition to serving as an Executive Advisor to Wind Point Partners ► Under Kevin’s leadership Array will focus on executing its long-term strategic initiatives and integrating the STI Norland business

18 Appendix

19 Adjusted EBITDA Reconciliation ($ in millions) Adjusted EBITDA Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 Net (loss) Income to common shareholders $ (32,137) $ (9,772) $ (66,118) $ 59,073 Preferred dividends and accretion 10,236 — 15,715 — Interest expense 6,706 6,816 35,475 15,129 Other expense, net 408 142 905 2,305 Income tax expense (5,225) 574 (10,718) 18,705 Depreciation expense 614 574 2,439 2,224 Amortization of intangibles 5,877 6,313 23,507 25,250 Equity-based compensation 2,052 1,545 16,323 4,809 Contingent consideration 1,625 10,433 2,696 26,441 ERP implementation costs(a) — — — 1,946 Legal expense(b) 1,549 169 2,574 1,068 Other costs(c) 8,748 3,255 20,420 3,589 Adjusted EBITDA $ 453 $ 20,049 $ 43,218 $ 160,539 (a) Represents consulting costs associated with our enterprise resource planning system implementation. (b)Represents certain legal fees and other related costs associated with (i) a patent infringement action against a competitor for which a judgement has been entered in our favor and successful defense of a related matter and (ii) a pending action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets, and (iii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (c) For the three months ended December 31, 2021, other costs represent (i) $5.1 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event (ii) $3.1 million of certain costs related to M&A activities (iii) $0.5 million of certain professional fees & payroll related costs we do not expect to incur in the future. For the three months ended December 31, 2020, (i) Certain costs associated with our IPO and Follow-on Offering of $3.1 million (ii) Certain professional fees & payroll related costs we do not expect to incur in the future of $0.1 million. For the twelve months ended December 31, 2021, other costs represent (i) $5.6 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) $6.2 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather (iii) $4.9 million of certain costs related to M&A activities (iv) Certain costs associated with our IPO and Follow-on Offering of $2.0 million (v) Certain professional fees & payroll related costs we do not expect to incur in the future of $1.7 million. For the twelve months ended December 31, 2020, other costs represent (i) Certain costs associated with our IPO and Follow-on Offering of $3.5 million (ii) Certain professional fees & payroll related costs we do not expect to incur in the future of $0.1 million.

20 Adjusted Net Income Reconciliation Adjusted Net Income ($ in millions) Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 Net Income (loss) to common shareholders $ (32,137) $ (9,772) $ (66,118) $ 59,073 Preferred dividends and accretion 4,805 — 7,489 — Amortization of intangibles 5,877 6,313 23,507 25,250 Amortization of debt discount and issuance costs 1,039 1,206 15,036 3,366 Equity based compensation 2,052 1,545 16,323 4,809 Contingent consideration 1,625 10,433 2,696 26,441 ERP implementation costs(a) — — — 1,946 Legal expense(b) 1,549 169 2,574 1,068 Other costs(c) 10,363 3,255 22,035 5,821 Income tax expense of adjustments(d) (3,669) (2,528) (15,473) (8,755) Non-recurring income tax adjustments related to the IRS settlement and CARES Act 662 — 662 (6,608) Adjusted Net Income $ (7,834) $ 10,621 $ 8,731 $ 112,411 (a) Represents consulting costs associated with our enterprise resource planning system implementation. (b) Represents certain legal fees and other related costs associated with (i) a patent infringement action against a competitor for which a judgement has been entered in our favor and successful defense of a related matter and (ii) a pending action against a competitor in connection with violation of a non- competition agreement and misappropriation of trade secrets, and (iii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (c) For the three months ended December 31, 2021, other costs represent (i) $5.1 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event (ii) $4.7 million certain costs related to M&A activities (iii) $0.5 million of certain professional fees & payroll related costs we do not expect to incur in the future. For the three months ended December 31, 2020, (i) Certain costs associated with our IPO and Follow-on Offering of $3.1 million (ii) Certain professional fees & payroll related costs we do not expect to incur in the future of $0.1 million. For the twelve months ended December 31, 2021, other costs represent (i) $5.6 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) $6.2 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event (iii) $6.5 million of certain costs related to M&A activities (iv) Certain costs associated with our IPO and Follow-on Offering of $2.0 million (v) Certain professional fees & payroll related costs we do not expect to incur in the future of $1.7 million. For the twelve months ended December 31, 2020, other costs represent (i) $2.2 million to the former majority shareholder in connection with tax benefits received as part of the CARES act and (ii) Certain costs associated with our IPO and Follow-on Offering of $3.5 million (iii) Certain professional fees & payroll related costs we do not expect to incur in the future of $0.1 million.